Exhibit 10.2

                        INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is entered into by and between APPLIED DNA SCIENCES, INC. a Nevada corporation with its offices located at 9229 Sunset Blvd., Suite 830, West Hollywood, CA 90069 ("Company"), and Karin Lise Klemm an individual residing at 26500 W. Agoura Road Suite 870, Calabasas, CA 91302 ("Contractor"), effective October 18, 2005, for the purpose of setting forth the terms and conditions by which Company will acquire Contractor's services on a temporary basis.

1.  Engagement of Services.

          1.1 Attached to this Agreement as Exhibit "A" is a statement of the work to be performed by Contractor, Contractor's rate of payment for such work, the maximum price Company shall be obligated to pay under this Agreement, the specific Company facilit(ies) and work area(s) which shall be made accessible to Contractor and such other terms and conditions as shall be deemed appropriate or necessary for the performance of the work. Company is not obligated to issue any additional orders for work by Contractor under this Agreement.


          1.2 Company has selected Contractor to perform these services to the special order of the Company. As a result, Contractor may not subcontract or otherwise assign his obligations under this Agreement without Company's prior consent. Contractor agrees to perform the services in a professional manner. Contractor and the Company understand that the services rendered hereunder shall be deemed "work for hire" within the meaning of the U.S. Copyright Act and the Company shall be the author thereof and owner of all rights therein and thereto including the copyright thereof and all derivative works thereof throughout the world in all media now or hereafter known or devised in perpetuity.

2. Term. This Agreement shall commence upon execution hereof and continue until each of the services provided by Contractor under Exhibit "A" are completed or January 15, 2006, whichever is sooner. This Agreement may be terminated at any time in accordance with Section 6 hereunder.

3. Compensation. The Company will compensate the Contractor as set forth in Exhibit "B" for services rendered by Contractor pursuant to this Agreement. Contractor will be reimbursed for any reasonable, approved expenses incurred in connection with the performance of services under this Agreement and including any and all travel, if required by Company. The Company will compensate Contractor for services and will reimburse Contractor for previously approved expenses, if any, within fifteen (15) days of the date of Contractor's invoice.

4. Independent Contractor Relationship. Contractor and the Company understand, acknowledge, and agree that Contractor's relationship with Company will be that of an independent contractor in accordance with the provisions of Nevada law, and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. Contractor is not an agent of Company and is not authorized to act on behalf of Company. Consultant will not be eligible for any employee benefits, nor will Company make deductions from any amounts payable to Contractor for taxes. Any and all tax consequences resulting from payment under this Agreement shall be the sole responsibility of Contractor.
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5. Trade Secret /Intellectual Property Rights.

     5.1  Disclosure.
          (a) Contractor agrees to disclose promptly in writing to the Company, or any person designated by the Company all work product, including but not limited to computer programs, processes, know-how and other copyrightable material, that is conceived, developed, made or reduced to practice by Contractor within the scope of the Project.

          (b) Contractor represents that his or her performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge  or data of a  third  party  and  Contractor  will  not disclose to the Company, or induce the Company to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners.

     5.2 Confidential Information. Contractor agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by Company ("Confidential Information"). Contractor agrees to use the Confidential Information solely to perform the services hereunder. Confidential Information includes, but is not limited to, technical and business information relating to Company's inventions or products, research and development, manufacturing and engineering processes, and future business plans. Contractor's obligations with respect to the Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to Company. This obligation shall not extend to any information which becomes generally known to the public without breach of this Agreement. This obligation shall survive the termination of this Agreement.

     5.3 No Conflict of Interest. Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations or the scope of services rendered for Company under this Agreement including but not limited to any work for other company's working on the development or distribution of DNA markers or related technology.

     5.4 Return of Company's Property. Contractor acknowledges that Company's sole and exclusive property includes all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee
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     lists,  customer lists and the like in his custody or  possession,  whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement, relating to the business activities of Company or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees
     to  deliver   promptly  all  of  Company's   property  and  all  copies  of
     Contractor's property in Contractor's possession to Company at any time upon Company's request.

     5.5  Work for Hire; Ownership of Work Product.

          (a) "Work Product" means the computer software, designs, discoveries, works of authorship, formulae, processes, manufacturing techniques, graphic design, interfaces, inventions, improvements and ideas solely or jointly conceived, developed or reduced to practice by Contractor during the Project. The Company and the Contractor understand, acknowledge and agree that all of Contractor's work product shall be deemed "work for hire" within the meaning of the U.S. Copyright Laws and that the Company shall be deemed the Author thereof and Owner of all rights therein and thereto, including without limitation the copyright thereof and all derivative works thereto throughout the world in all media in perpetuity.

          (b) To the extent any of Contractor's work product is not deemed "work for hire", Contractor hereby irrevocably assigns, conveys and otherwise transfers to the Company, and its respective successors and assigns, all rights, title and interest worldwide in and to the Work Product and all proprietary rights therein, including, without limitation, all copyrights, trademarks, design patents, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known.

          (c) In the event Contractor has any rights in and to the Work Product that cannot be assigned to the Company, Contractor hereby unconditionally and irrevocably waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing against the Company, its distributors and customers, whether now known or hereafter to become known and agrees, at the request and expense of the Company and its respective successors and assigns, to consent to and join in any action to enforce such rights and to procure a waiver of such rights from the holders of such rights.

          (d) In the event Contractor has any rights in and to the Work Product that cannot be assigned to the Company and cannot be waived,
               Contractor   hereby  grants  to  Company,   and  its   respective
               successors and assigns, an exclusive, worldwide, royalty-free license during the term of the rights to reproduce, distribute, modify, publicly perform and publicly display, with the right to sublicense and assign such rights in and to the Work Product including, without limitation the right to use in any way whatsoever that Work Product. Contractor retains no rights to use the Work Product and agrees not to challenge the validity of the ownership by the Company in the Work Product.
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          (e)  Contractor  agrees to assist the Company in any reasonable manner
               to  obtain  and  enforce  for  the  Company's   benefit  patents,
               copyrights, and other property rights covering the Work Product in any and all countries. Contractor agrees to execute, when
               requested,   patent,   copyright,  or  similar  applications  and
               assignments to the Company, and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement. Contractor further agrees that the obligations and undertaking stated in this Section 5.5 (E) will continue beyond the termination of Contractor's service to the Company.

          (f) In the event that the Company is unable for any reason whatsoever to secure Contractor's signature to any lawful and necessary document required to apply for or execute any patent, copyright, or other applications with respect to any Work Product (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agents and attorneys-in-fact to act for and in his or her behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights therein with the same legal force and effect as if executed by Contractor.

6. Termination.

     6.1. Termination. Either party may terminate this Agreement at any time upon fifteen (15) days prior written notice to the non-terminating party.

7. General Provisions.

          (a) This Agreement will be governed by and construed in accordance will the laws of the United States and the State of California.

          (b) This Agreement including all Exhibits to this Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. No term or provision hereof will be considered waived by either party and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party. Contractor may not assign his rights or obligations arising under this Agreement without Company's prior written consent. Company may assign its rights and obligations under this Agreement.

          (c)  This Agreement will be for the benefit of Company' successors and
               assigns  and  will  be  binding  on  Contractor's   heirs,  legal
               representatives and permitted assignees.
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          (d)  If any dispute  arises  between the parties  with  respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, such dispute will be resolved by binding arbitration pursuant to then current commercial arbitration rules
               of  the  American   Arbitration   Association  in  the  State  of
               California before a sole arbitrator in Los Angeles, California. The prevailing party in such arbitration shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

          (e) All notices, requests and other communications required to be given under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice will be considered to have been given when received, or if mailed, five (5) business days after it was mailed, as evidenced by the postmark. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this Section. The following provisions shall survive termination of this Agreement: Section 5.2 and Section 5.5(b).

          WHEREAS, the parties have read and agreed to the terms herein they set their hand below.

FOR:  APPLIED DNA SCIENCES, INC.



By: /s/ JAMES A. HAYWARD                               By: /s/ KARIN KLEMM
    --------------------                                   ---------------
Name: James A. Hayward                                 Name: Karin Lise Klemm
Title:   Chief Executive Officer
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                                   EXHIBIT "A"

                           Project and Specifications


1.        Contractor Services:

          Duties of the Contractor. The following are the duties of Contractor for performance under the Agreement:


          a. Contractor shall assist Company during the Term in the preparation of Company's pending SB-2 registration statement to be amended and filed with the Securities and Exchange Commission ("Commission").

          b. Contractor shall assist Company in the preparation of its forthcoming 10K annual report filing with the Commission.




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                                   EXHIBIT "B"

                             Contractor Compensation

1. Compensation Provisions: In consideration for services rendered under the Agreement, the Company hereby agrees to compensate Contractor as follows:

          a.   Payment terms:

               i. Company shall pay to Contractor a per diem fee equal to $500 per day for each day worked under this Agreement in the State of California. Company shall pay to Contractor a per diem fee equal to $750 per day for each day worked under this Agreement outside the State of California at the Company's request, if any.